SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – June 1, 2009

SYZYGY ENTERTAINMENT, LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-136827	20-4114478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

4201 Congress Street, Suite 145, Charlotte, NC 28208
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 1, 2009, Syzygy Entertainment, Ltd., a Nevada corporation (the “Company”) entered into an agreement (the “Agreement”) between Caribbean Play Group Ltd., a Turks and Caicos company (“CPG”), 515 Field Ltd., Sean Sullivan, Rhynie Campbell and S. Gregory Smith, as is more fully described in a Form 8-K filed by the Company on April 7, 2009.  Certain parties to the Agreement, other than the Company, have not performed their obligations under the Agreement, and have been notified by the Company that the Agreement is null and void.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the termination of the Agreement, Michael D. Pruitt resigned all positions held with the Company effective June 1, 2009, including that of director and chief financial officer of the Company, and S. Gregory Smith was appointed a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYZYGY ENTERTAINMENT, LTD.

June 3, 2009	By:	/s/ Sean Sullivan
Sean Sullivan
President